Exhibit 99.1

IASIS Healthcare Announces Third Quarter 2011 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--August 2, 2011--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal third quarter and nine months ended June 30, 2011.

Net revenue for the third quarter totaled $718.6 million, an increase of 12.6%, compared to $638.0 million in the prior year quarter. Adjusted EBITDA for the third quarter totaled $81.6 million, compared to $76.6 million in the prior year quarter. Net earnings from continuing operations for the third quarter totaled $1.6 million, compared to $21.7 million in the prior year quarter. Net earnings from continuing operations for the third quarter includes a $23.1 million loss on extinguishment of debt associated with the Company’s debt refinancing transaction, which was completed on May 3, 2011.

In the third quarter, admissions and adjusted admissions both increased 20.0% compared to the prior year quarter, while net patient revenue per adjusted admission increased 0.7% compared to the prior year quarter. On a same-facility basis, excluding the impact of the Brim Holdings and St. Joseph Medical Center acquisitions, admissions and adjusted admissions increased 0.9% and 0.8%, respectively, each compared to the prior year quarter. On a same-facility basis, net patient revenue per adjusted admission increased 4.1% compared to the prior year quarter.

Net revenue for the third quarter includes $8.1 million in supplemental Medicaid incentive reimbursement related to the adoption of certified electronic health record (“EHR”) technology. The Company has incurred information technology and other related operating expenses in order to implement its certified EHR technology and meet meaningful use requirements. These expenses are expected to continue throughout the Company’s EHR implementation.

Net revenue for the nine months ended June 30, 2011, totaled $2.1 billion, an increase of 9.5%, compared to $1.9 billion in the prior year period. Adjusted EBITDA for the nine months ended June 30, 2011 and 2010, totaled $228.0 million in both periods. Net earnings from continuing operations for the nine months ended June 30, 2011, which includes a $23.1 million loss on extinguishment of debt, totaled $40.6 million, compared to $63.2 million in the prior year period.

For the nine months ended June 30, 2011, admissions and adjusted admissions increased 10.2% and 12.9%, respectively, compared to the prior year period, while net patient revenue per adjusted admission increased 1.4% compared to the prior year period. On a same-facility basis, admissions declined 1.5% and adjusted admissions increased 0.4%, each compared to the prior year period. On a same-facility basis, net patient revenue per adjusted admission increased 3.5% compared to the prior year period.

“As the healthcare industry continues to be under economic and political pressure, we remain committed to implementing operational and strategic initiatives that we believe will ensure long-term success in a new era of healthcare delivery,” said Carl Whitmer, president and chief executive officer of IASIS Healthcare. “Our focus on building collaborative care environments in the communities we serve includes physician alignment strategies, investments in human and technological resources, and the creation of new patient access points of care.”

Whitmer added, “We also are excited about the integration and growth opportunities arising from our recent hospital acquisitions. We expect to continue our disciplined approach to acquisitions and development initiatives, targeting opportunities that we believe will help build a strong basis for the Company’s future growth.”

A listen-only simulcast and 30-day replay of IASIS’ third quarter conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on August 2, 2011. A copy of this press release will also be available on the Company’s Web site.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 18 acute care hospital facilities and one behavioral health hospital facility with a total of 4,362 licensed beds and has total annual net revenue of approximately $2.8 billion. These hospital facilities are located in seven regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; five cities in Texas, including Houston and San Antonio; Las Vegas, Nevada; West Monroe, Louisiana; and Woodland Park, Colorado. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves more than 197,000 members. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, stock-based compensation, gain (loss) on disposal of assets, loss on extinguishment of debt and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
Net revenue:
Acute care revenue	$529,844	$438,211	$1,489,432	$1,300,445
Premium revenue	188,765	199,777	580,917	591,022
Total net revenue	718,609	637,988	2,070,349	1,891,467

Costs and expenses:
Salaries and benefits (includes stock-based compensation of $330, $118, $1,364, and $2,367, respectively)	211,114	170,035	597,063	514,688
Supplies	83,071	66,333	237,431	200,167
Medical claims	155,885	172,031	484,635	510,692
Other operating expenses	114,778	93,579	315,254	266,854
Provision for bad debts	60,685	49,416	175,100	142,901
Rentals and leases	11,774	10,067	34,229	30,487
Interest expense, net	27,597	16,711	60,984	50,065
Depreciation and amortization	26,312	24,007	74,942	71,909
Management fees	1,250	1,250	3,750	3,750
Loss on extinguishment of debt	23,075	–	23,075	–
Total costs and expenses	715,541	603,429	2,006,463	1,791,513

Earnings from continuing operations before gain (loss) on disposal of assets and income taxes	3,068	34,559	63,886	99,954
Gain (loss) on disposal of assets, net	(114)	(149)	771	(206)

Earnings from continuing operations before income taxes	2,954	34,410	64,657	99,748
Income tax expense	1,389	12,683	24,078	36,544

Net earnings from continuing operations	1,565	21,727	40,579	63,204
Loss from discontinued operations, net of income taxes	(15)	(384)	(6,069)	(363)

Net earnings	1,550	21,343	34,510	62,841
Net earnings attributable to non-controlling interests	(2,013)	(2,002)	(6,201)	(6,063)

Net earnings (loss) attributable to IASIS Healthcare LLC	$(463)	$19,341	$28,309	$56,778

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (in thousands)

	June 30, 2011	Sept. 30, 2010

ASSETS

Current assets:
Cash and cash equivalents	$144,595	$144,511
Accounts receivable, net	295,823	209,173
Inventories	65,446	53,842
Deferred income taxes	31,565	15,881
Prepaid expenses and other current assets	88,404	65,340
Total current assets	625,833	488,747

Property and equipment, net	1,129,151	985,291
Goodwill	836,688	718,243
Other intangible assets, net	33,385	27,000
Deposit for acquisition	–	97,891
Other assets, net	61,743	36,022
Total assets	$2,686,800	$2,353,194

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$108,667	$78,931
Salaries and benefits payable	65,046	38,110
Accrued interest payable	11,994	12,536
Medical claims payable	99,530	111,373
Other accrued expenses and other current liabilities	96,913	106,614
Current portion of long-term debt and capital lease obligations	13,973	6,691
Total current liabilities	396,123	354,255

Long-term debt and capital lease obligations	1,867,460	1,044,887
Deferred income taxes	118,380	109,272
Other long-term liabilities	82,218	60,162

Non-controlling interests with redemption rights	97,443	72,112

Equity:
Member’s equity	115,342	702,135
Non-controlling interests	9,834	10,371
Total equity	125,176	712,506
Total liabilities and equity	$2,686,800	$2,353,194

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Nine Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net earnings	$34,510	$62,841
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	74,942	71,909
Amortization of loan costs	4,319	2,356
Stock-based compensation	1,364	2,367
Deferred income taxes	899	23,839
Income tax benefit from stock-based compensation	–	(1,770)
Income tax benefit from parent company interest	7,201	4,989
Fair value change in interest rate swaps	(695)	–
Loss (gain) on disposal of assets, net	(771)	206
Loss from discontinued operations, net	6,069	363
Loss on extinguishment of debt	23,075	–
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(32,494)	9,154
Inventories, prepaid expenses and other current assets	(13,572)	(74,909)
Accounts payable, other accrued expenses and other accrued liabilities	(11,455)	13,137
Net cash provided by operating activities – continuing operations	93,392	114,482
Net cash provided by (used in) operating activities – discontinued operations	3,260	(567)
Net cash provided by operating activities	96,652	113,915

Cash flows from investing activities:
Purchases of property and equipment, net	(64,475)	(53,465)
Cash paid for acquisitions, net	(155,428)	–
Proceeds from sale of assets	150	50
Change in other assets, net	1,385	1,856
Net cash used in investing activities	(218,368)	(51,559)

Cash flows from financing activities:
Proceeds from refinancing	1,863,730	–
Payment of debt and capital lease obligations	(1,049,547)	(6,772)
Debt financing costs incurred	(51,308)	–
Distributions to parent company	(632,866)	(124,962)
Distributions to non-controlling interests	(7,395)	(6,921)
Costs paid for the repurchase of non-controlling interests, net	(814)	(69)
Net cash provided by (used in) financing activities	121,800	(138,724)

Change in cash and cash equivalents	84	(76,368)
Cash and cash equivalents at beginning of period	144,511	206,528
Cash and cash equivalents at end of period	$144,595	$130,160

Supplemental disclosure of cash flow information:
Cash paid for interest	$58,283	$58,145
Cash paid for income taxes, net	$17,587	$7,513

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)
	For the Quarter Ended June 30, 2011
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$529,844	$–	$–	$529,844
Premium revenue	–	188,765	–	188,765
Revenue between segments	3,065	–	(3,065)	–
Net revenue	532,909	188,765	(3,065)	718,609

Salaries and benefits (excludes stock-based compensation)	205,509	5,275	–	210,784
Supplies	83,010	61	–	83,071
Medical claims	–	158,950	(3,065)	155,885
Other operating expenses	108,658	6,120	–	114,778
Provision for bad debts	60,685	–	–	60,685
Rentals and leases	11,378	396	–	11,774
Adjusted EBITDA	63,669	17,963	–	81,632

Interest expense, net	27,597	–	–	27,597
Depreciation and amortization	25,425	887	–	26,312
Stock-based compensation	330	–	–	330
Management fees	1,250	–	–	1,250
Loss on extinguishment of debt	23,075	–	–	23,075
Earnings (loss) from continuing operations before loss on disposal of assets and income taxes	(14,008)	17,076	–	3,068
Loss on disposal of assets, net	(114)	–	–	(114)
Earnings (loss) from continuing operations before income taxes	$(14,122)	$17,076	$–	$2,954

	For the Quarter Ended June 30, 2010
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$438,211	$–	$–	$438,211
Premium revenue	–	199,777	–	199,777
Revenue between segments	2,319	–	(2,319)	–
Net revenue	440,530	199,777	(2,319)	637,988

Salaries and benefits (excludes stock-based compensation)	165,051	4,866	–	169,917
Supplies	66,293	40	–	66,333
Medical claims	–	174,350	(2,319)	172,031
Other operating expenses	87,451	6,128	–	93,579
Provision for bad debts	49,416	–	–	49,416
Rentals and leases	9,650	417	–	10,067
Adjusted EBITDA	62,669	13,976	–	76,645

Interest expense, net	16,711	–	–	16,711
Depreciation and amortization	23,115	892	–	24,007
Stock-based compensation	118	–	–	118
Management fees	1,250	–	–	1,250
Earnings from continuing operations before loss on disposal of assets and income taxes	21,475	13,084	–	34,559
Loss on disposal of assets, net	(149)	–	–	(149)
Earnings from continuing operations before income taxes	$21,326	$13,084	$–	$34,410

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Nine Months Ended June 30, 2011
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$1,489,432	$–	$–	$1,489,432
Premium revenue	–	580,917	–	580,917
Revenue between segments	8,532	–	(8,532)	–
Net revenue	1,497,964	580,917	(8,532)	2,070,349

Salaries and benefits (excludes stock-based compensation)	580,228	15,471	–	595,699
Supplies	237,274	157	–	237,431
Medical claims	–	493,167	(8,532)	484,635
Other operating expenses	295,913	19,341	–	315,254
Provision for bad debts	175,100	–	–	175,100
Rentals and leases	32,991	1,238	–	34,229
Adjusted EBITDA	176,458	51,543	–	228,001

Interest expense, net	60,984	–	–	60,984
Depreciation and amortization	72,273	2,669	–	74,942
Stock-based compensation	1,364	–	–	1,364
Management fees	3,750	–	–	3,750
Loss on extinguishment of debt	23,075	–	–	23,075
Earnings from continuing operations before gain on disposal of assets and income taxes	15,012	48,874	–	63,886
Gain on disposal of assets, net	771	–	–	771
Earnings from continuing operations before income taxes	$15,783	$48,874	$–	$64,657

	For the Nine Months Ended June 30, 2010
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$1,300,445	$–	$–	$1,300,445
Premium revenue	–	591,022	–	591,022
Revenue between segments	8,331	–	(8,331)	–
Net revenue	1,308,776	591,022	(8,331)	1,891,467

Salaries and benefits (excludes stock-based compensation)	497,916	14,405	–	512,321
Supplies	200,030	137	–	200,167
Medical claims	–	519,023	(8,331)	510,692
Other operating expenses	248,380	18,474	–	266,854
Provision for bad debts	142,901	–	–	142,901
Rentals and leases	29,334	1,153	–	30,487
Adjusted EBITDA	190,215	37,830	–	228,045

Interest expense, net	50,065	–	–	50,065
Depreciation and amortization	69,240	2,669	–	71,909
Stock-based compensation	2,367	–	–	2,367
Management fees	3,750	–	–	3,750
Earnings from continuing operations before loss on disposal of assets and income taxes	64,793	35,161	–	99,954
Loss on disposal of assets, net	(206)	–	–	(206)
Earnings from continuing operations before income taxes	$64,587	$35,161	$–	$99,748

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
Consolidated Hospital Facilities (1)
Number of acute care hospital facilities at end of period	18	15	18	15
Licensed beds at end of period	4,362	3,185	4,362	3,185
Average length of stay (days)	4.9	4.8	4.9	4.8
Occupancy rates (average beds in service)	48.3%	45.9%	48.5%	46.9%
Admissions	29,956	24,968	84,469	76,679
Percentage change	20.0%		10.2%
Adjusted admissions	51,171	42,655	144,066	127,654
Percentage change	20.0%		12.9%
Patient days	146,888	120,515	416,365	369,402
Adjusted patient days	242,105	198,439	682,948	593,277
Outpatient revenue as a % of gross patient revenue	41.2%	40.7%	40.7%	39.1%

Same-Facility Hospitals (2)
Number of acute care hospital facilities at end of period	15	15	15	15
Licensed beds at end of period	3,188	3,185	3,188	3,185
Average length of stay (days)	4.9	4.8	5.0	4.8
Occupancy rates (average beds in service)	47.5%	45.9%	47.9%	46.9%
Admissions	25,195	24,968	75,543	76,679
Percentage change	0.9%		(1.5%)
Adjusted admissions	42,985	42,655	128,200	127,654
Percentage change	0.8%		0.4%
Patient days	124,534	120,515	376,230	369,402
Adjusted patient days	204,192	198,439	612,646	593,277
Outpatient revenue as a % of gross patient revenue	41.1%	40.7%	40.5%	39.1%

(1) Includes the hospitals acquired in the acquisition of Brim Holdings, which was effective October 1, 2010 and St. Joseph Medical Center, which was effective May 1, 2011.
(2) Excludes the impact of the Brim Holdings and St. Joseph Medical Center acquisitions.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
Consolidated Results
Net earnings from continuing operations	$1,565	$21,727	$40,579	$63,204
Add:
Interest expense, net	27,597	16,711	60,984	50,065
Income tax expense	1,389	12,683	24,078	36,544
Depreciation and amortization	26,312	24,007	74,942	71,909
Stock-based compensation	330	118	1,364	2,367
Loss (gain) on disposal of assets, net	114	149	(771)	206
Management fees	1,250	1,250	3,750	3,750
Loss on extinguishment of debt	23,075	–	23,075	–
Adjusted EBITDA	$81,632	$76,645	$228,001	$228,045

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer,
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer
or
Media Contact:
Michele M. Peden, 615-467-1255
VP, Corporate Communications